WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Plus II
Financial Statements for the nine months ended September 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                                       0
<PERIOD-END>                                SEP-3-1997
<CASH>                                       5,815,959
<SECURITIES>                                 6,366,966
<RECEIVABLES>                                  243,086<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               291,776
<PP&E>                                      61,915,659<F2>
<DEPRECIATION>                            (20,386,264)
<TOTAL-ASSETS>                              54,247,212
<CURRENT-LIABILITIES>                          897,717
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    53,349,495<F3>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                54,247,212
<SALES>                                              0
<TOTAL-REVENUES>                             5,305,508<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,063,668<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,241,840<F6>
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes all receivables included in "other assets" on the Balance Sheet.
<F2>Multi-family complex of $10,692,311, retail centers of $50,709,004 and investment in Joint Venture of $514,344.
<F3>Deficit of the General Partners of ($531,180) and equity of Limited Partners of
$53,880,675.
<F4>Includes all revenue of the Partership.
<F5>Includes all expenses of the Partnership.
<F6>Net income allocated $24,837 to the General Partners and $1,217,003 to the
Limited Partners.

